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                                                                    Exhibit 23.1

                               CONSENT OF EXPERTS


Vita Food Products, Inc.
Chicago, Illinois


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004, relating to the consolidated financial statements and schedule of Vita Food Products, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP


Chicago, Illinois
June 9, 2004